CLAWBACK POLICY of BowFlex, Inc. (Adopted as of 10/31/2023) This Clawback Policy (this “Policy”) has been adopted by BowFlex, Inc. (the “Company”) to address the recovery of erroneously awarded incentive-based compensation in compliance with the rules set forth in Section 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the related listing rules of the New York Stock Exchange (the “NYSE”), specifically including Section 303A.14 of the NYSE Listed Company Manual (collectively, the “Clawback Rules”). This Policy supersedes and replaces in its entirety any prior or existing policies adopted by the Company with respect to the clawback of incentive-based compensation payable to a person covered by this Policy. To the extent this Policy is in any manner deemed inconsistent with the Clawback Rules, this Policy shall be treated as retroactively amended to be compliant with such rules. Definitions An “Executive Officer” is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Reference to “policy-making function” is not intended to include policymaking functions that are not significant. Identification of an Executive Officer for purposes of this Policy would include, at a minimum, executive officers identified pursuant to Item 401(b) of Regulation S-K promulgated under the Exchange Act. “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements of the Company or included in a filing made by the Company with the Securities and Exchange Commission (the “SEC”). “Incentive-Based Compensation” is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. Incentive-Based Compensation is deemed “Received” in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period.

2 Application of the Policy This Policy shall apply in the event that the Company is required to prepare an “accounting restatement” due to material noncompliance of the Company with any financial reporting requirement under applicable securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Recovery of Erroneously Awarded Compensation The compensation that is subject to clawback under this Policy is Incentive-Based Compensation that is Received by an Executive Officer: a) after such person began service as an Executive Officer; b) who served as an Executive Officer at any time during the performance period for such Incentive-Based Compensation (for the avoidance of doubt, this includes both current and former Executive Officers); c) while the Company has a class of securities listed on the NYSE (or such other national securities exchange on which the Company’s securities are then listed); and d) during the three completed fiscal years immediately preceding the date that the Company is required to prepare an accounting restatement as described under the heading “Application of the Policy.” Further, see Rule 10D-1(b)(1)(i)(D) of the Exchange Act for certain circumstances under which the Policy will apply to Incentive-Based Compensation Received by an Executive Officer during a transition period arising due to a change in the Company’s fiscal year within or immediately following those three completed fiscal years. The Company’s obligation to recover Erroneously Awarded Compensation is not dependent on if or when the restated financial statements are filed. Determination of Recovery Period For purposes of determining the relevant recovery period, the date that the Company is required to prepare an accounting restatement shall be the earlier to occur of: a) the date the Board of Directors of the Company (the “Board”), a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement as described under the heading “Application of the Policy”; or b) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement.

3 Erroneously Awarded Compensation The amount of Incentive-Based Compensation subject to this Policy (“Erroneously Awarded Compensation”) is the amount of Incentive-Based Compensation Received that exceeds the amount of Incentive Based-Compensation that otherwise would have been Received had it been determined based on the restated amounts and shall be computed without regard to any taxes paid. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in an accounting restatement: a) the amount shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the Incentive- Based Compensation was Received; and b) the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the NYSE. Recovery by the Company The Company shall recover reasonably promptly any Erroneously Awarded Compensation in compliance with this Policy, except to the extent that: (i) the conditions of paragraphs (a) or (b) below apply, and (ii) the Compensation Committee of the Board (the “Committee”), or in the absence of such a committee, a majority of the independent directors serving on the Board, has made a determination that recovery would be impracticable. a) The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, document such reasonable attempt(s) to recover, and provide that documentation to the NYSE. b) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. “Reasonably Promptly” The Committee shall determine the repayment schedule for each amount of Erroneously Awarded Compensation in a manner that complies with the “reasonably promptly” requirement. Such determination shall be made consistent with any applicable legal guidance, by the SEC, the NYSE, judicial opinion, or otherwise. The determination of what constitutes “reasonably promptly” may vary from case to case and will depend on the particular facts and circumstances applicable to the Company, the accounting restatement and the Erroneously Awards Compensation, among other

4 factors. The Committee is authorized to adopt additional rules to further describe what repayment schedules satisfy this requirement. No Indemnification Notwithstanding anything to the contrary in any other policy or governing document of the Company or any agreement between the Company and an Executive Officer, no Executive Officer shall be indemnified by the Company against the loss of any Erroneously Awarded Compensation. Administration of Policy The Committee shall administer this Policy and reserves the right to amend this Policy or any portion of it as it deems appropriate at any time. Decisions of the Committee with respect to this Policy shall be final, conclusive and binding on all Executive Officers subject to this Policy, unless determined to be an abuse of discretion or determined to be unenforceable by the SEC or the NYSE. Agreement to Policy by Executive Officers The Committee shall take reasonable steps to inform Executive Officers of this Policy. Executive Officers should read this Policy carefully, ask questions of the Company’s Office of the General Counsel, and sign and return the certification attached hereto as Annex A.

5 ANNEX A CLAWBACK POLICY CERTIFICATION I have read and understand the Clawback Policy (the “Policy”) of BowFlex, Inc. (the “Company”). I agree that I will comply with the policies and procedures set forth in the Policy. I understand and agree that, if I am an employee of the Company or one of its subsidiaries or other affiliates, my failure to comply in all respects with the Company’s policies, including the Policy, is a basis for termination of my employment with the Company and any subsidiary or other affiliate to which my employment now relates or may in the future relate. I am aware that this signed Certification will be filed with my personnel records in the Company’s Human Resources Department. Signature: Print Name: Date: 30022675_v3